EXHIBIT 4.1

NUMBER U-__________		UNITS
SEE REVERSE FOR CERTAIN DEFINITIONS	CHINA FORTUNE ACQUISITION CORP.

CUSIP ________

UNITS CONSISTING OF ONE ORDINARY SHARE AND TWO WARRANTS EACH TO PURCHASE ONE ORDINARY SHARE

THIS CERTIFIES THAT ______________________________________________________________________________________________

is the owner of _______________________________________________________________________________________________________ Units.

Each Unit (“Unit”) consists of one (1) ordinary share, par value $.0001 per share (“Ordinary Share”), of China Fortune Acquisition Corp., a Cayman Islands corporation (the “Company”), and one warrant (the “Warrants”). Each Warrant entitles the holder to purchase one (1) Ordinary Share for $6.50 per share (subject to adjustment). Each Warrant will become exercisable on the later of (i) the Company’s completion of a merger, capital stock exchange, asset acquisition or other similar business combination and (ii) ___________, 2007, and will expire unless exercised before 5:00 p.m., New York City Time, on ____________, 2010, or earlier upon redemption (the “Expiration Date”). The Ordinary Shares and Warrants comprising the Units represented by this certificate are not transferable separately prior to __________, 2006, subject to earlier separation in the discretion of EarlyBirdCapital, Inc. The terms of the Warrants are governed by a Warrant Agreement, dated as of _______, 2006, between the Company and Continental Stock Transfer & Trust Company, as Warrant Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at 17 Battery Place, New York, New York 10004, and are available to any Warrant holder on written request and without cost.
This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.
Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

By

Chairman of the Board	Secretary

China Fortune Acquisition Corp.

The Company will furnish without charge to each stockholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common   UNIF GIFT MIN ACT - _____ Custodian ______
TEN ENT -  as tenants by the entireties            (Cust)     (Minor)
JT TEN -  as joint tenants with right of survivorship   under Uniform Gifts to Minors
and not as tenants in common     Act ______________
(State)

Additional Abbreviations may also be used though not in the above list.

For value received, ___________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

_______________________________________________________________________________________________________________________ Units

represented by the within Certificate, and do hereby irrevocably constitute and appoint

______________________________________________________________________________________________________________________ Attorney
to transfer the said Units on the books of the within named Company will full power of substitution in the premises.

Dated _______________________

                                                            __________________________________________________________________________
Notice:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

____________________________________________________________________________
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION
(BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH
MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM,
PURSUANT TO S.E.C. RULE 17Ad-15).